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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 2000, except for Note 11, as to which the date
is      , in the Registration Statement (Form S-1) and related Prospectus of
Discovery Partners International, Inc. for the registration of shares of its common stock.



                                    ERNST & YOUNG LLP


San Diego, California

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 11 to the financial statements.



                                     /s/ ERNST & YOUNG LLP


San Diego, California
July 20, 2000